                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                                    TENDER OF
                            11% SENIOR NOTES DUE 2007
                      (CUSIP NOS. 92326YAE9 AND U92202AA5)
                                 IN EXCHANGE FOR
                            11% SENIOR NOTES DUE 2007
                              (CUSIP NO. 92326YAF6)

                          VENTURE HOLDINGS COMPANY LLC

         This form or one substantially equivalent hereto must be used by a holder, to accept the Exchange Offer of Venture Holdings Company LLC, a Michigan limited liability company, as successor to Venture Holdings Trust (the "Issuer"), who wishes to tender 11% Senior Notes due 2007 (the "Outstanding Senior Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery" of the Issuer's Prospectus dated ________, 1999 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Senior Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING SENIOR NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:

                          THE HUNTINGTON NATIONAL BANK

  By Mail, Overnight Courier
       or Hand Delivery:                         By Fascimile:                          New York Drop Agent
       -----------------                         -------------                          -------------------

    The Huntington National Bank           The Hunington National Bank                  The Bank of New York
   41 South High Street-HC1112         Attention: Corporate Trust Department             101 Barclay Street
      Columbus, Ohio  43215                      (614) 480-5223                       New York, New York  10286
Attention: Corporate Trust Department    (For Eligible Institutions Only)


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

    The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

    The undersigned hereby tenders the Outstanding Senior Notes listed below:

                                                         AGGREGATE
CERTIFICATE NUMBERS(S) (IF KNOWN) OF OUTSTANDING      PRINCIPAL AMOUNT       AGGREGATE
     SENIOR NOTES OR ACCOUNT NUMBER AT THE              REPRESENTED          PRINCIPAL
              BOOK-ENTRY FACILITY                         BY NOTE         AMOUNT TENDERED
------------------------------------------------      ----------------    ---------------




                                             PLEASE SIGN AND COMPLETE


Signatures of Registered Holder(s) or                          Date:
Authorized Signatory:                                               ----------------------------------------------------------------
                     ---------------------------------------   Address:
                                                                       -------------------------------------------------------------
------------------------------------------------------------   Area Code and Telephone No.
                                                                                          ------------------------------------------
------------------------------------------------------------
Name(s) of Registered Holder(s):
                                 ---------------------------

------------------------------------------------------------

------------------------------------------------------------

    This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Outstanding Senior Notes or on a security position listing as the owner of Outstanding Senior Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.


                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Capacity:
         ----------------------------------------------------------------------

Address(es):
            -------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    GUARANTEE

                    (Not To Be Used for Signature Guarantee)

     The undersigned, a firm which is a member of a registered national Securities Exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondence in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Senior Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Senior Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within three (3) New York Stock Exchange trading days following the date hereof.

Name of Firm:
             -------------------------------------------------------
Address:
        ------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
                               -------------------------------------
Authorized Signature:
                     -----------------------------------------------
Name:
     ---------------------------------------------------------------
Title:
      --------------------------------------------------------------
                             (Please Type or Print)

Date:                                         , 1999
             --------------------------------

DO NOT SEND OUTSTANDING SENIOR NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING SENIOR NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

    2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Senior Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Senior Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Senior Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Senior Notes.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Senior Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Senior Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person's authority to so act.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.